Exhibit 5.1

December 4, 2025

Blink Charging Co.

17301 Melford Blvd.

Bowie, Maryland 20715

Ladies and Gentlemen:

We are acting as legal counsel to Blink Charging Co., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) the offer and sale by the Company of up to 14,814,814 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) the issuance by the Company to H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC (collectively, the “Placement Agents”) of warrants (the “Placement Agents’ Warrants”) to purchase up to 888,889 shares of Common Stock (the “Warrant Shares”), and (iii) the issuance by the Company to the Placement Agents of the Warrant Shares upon the exercise of the Placement Agents’ Warrants.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

(a)	The Articles of Incorporation of the Company, as amended to date;

(b)	The Bylaws of the Company, as amended to date;

(c)	The Registration Statement;

(d)	The Placement Agents’ Warrants;

(e)	The resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares; and

(f)	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed for purposes of rendering the opinions set forth herein, without any verification by us, the genuineness of all signatures, the legal capacity of natural persons to execute and deliver documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

December 4, 2025

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.	The Shares have been duly and validly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

2.	The Placement Agents’ Warrants have been duly authorized and, when executed and delivered by the Company in the manner contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iv) that we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Placement Agents’ Warrants.

3.	The Warrant Shares have been duly authorized and, when issued, delivered and paid for upon valid exercise in accordance with the terms of the Placement Agents’ Warrants, will be validly issued, fully paid, nonassessable and binding obligations of the Company.

December 4, 2025

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP